Exhibit 10.2

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT, effective as of April 10, 2026 (this “Amendment”), is by and between Acadia Management Company, Inc., a Delaware corporation (the “Company”), and Brian Farley (“Executive”).

WHEREAS, the Company and Executive are party to that certain Employment Agreement, dated as of June 30, 2023, as amended by that certain First Amendment dated July 6, 2023 (the “Employment Agreement”); and

WHEREAS, the Company and Executive have agreed to make certain amendments to the Employment Agreement upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

1.
Position; Responsibilities. Section 2(a) of the Employment Agreement shall be deleted in its entirety and the following substituted therefore:

“(a) Position; Responsibilities. During the Employment Period, Executive shall serve as the Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary of the Company and Acadia and shall have the normal duties, responsibilities, functions and authority of an executive vice president, chief legal and administrative officer and corporate secretary, subject to the power and authority of the board of directors (the “Board”) of Acadia, to expand or limit such duties, responsibilities, functions and authority within the scope of duties, responsibilities, functions and authority associated with the position of Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary and to overrule actions of officers of the Company.”

2.
Bonus. Section 3(b) of the Employment Agreement shall be deleted in its entirety and the following substituted therefore:

“(b) Bonus. In addition to the Base Salary and except as otherwise modified by the Board or the Compensation Committee, for each fiscal year of Acadia that begins or ends during the Employment Period, Executive will be eligible to earn a target annual cash bonus of 100% of Executive’s Base Salary in accordance with the Company’s annual bonus plan applicable to senior executives which, as applied to Executive, currently provides a range of 0% for performance below threshold performance, 50% of Base Salary at threshold performance, and 200% of Base Salary at maximum performance, if and only if Executive, Acadia and the Subsidiaries achieve the performance criteria specified by the Board or the Compensation Committee for such year, as determined by the Board or the Compensation Committee in its sole discretion. Unless otherwise agreed to by Executive, any such bonus amount for any year shall be earned (if awarded) on the last day of such year and paid by the Company in the calendar year following the calendar year to which such bonus has been earned and no later than the earlier of (x) the date that is ten (10) business days after the Company’s receipt of its audited financial statements for the calendar year with respect to which such bonus has been earned and (y) December 31 of the calendar year following such year with respect to which such bonus has been earned.”

[Signature Page to Second Amendment to Employment Agreement]

3.
Miscellaneous.

a.
Full Force and Effect. Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

b.
Governing Law; Venue. This Amendment shall be construed, interpreted, and governed in accordance with the laws of the State of Delaware, other than the conflict of laws provisions of such laws. The parties agree that any dispute arising out of or relating to this Amendment shall be brought in the state courts located in Williamson County, Tennessee or the United States District Court for the Middle District of Tennessee. Each party hereby waives any objection to the personal or subject matter jurisdiction and venue of such courts.

c.
Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of the Employment Agreement.

d.
Effectiveness. This Amendment shall be deemed fully effective as of the date first above written.

e.
Counterparts. This Amendment may be executed in one or more counterparts all of which taken together shall constitute one and the same instrument.

f.
Certain Definitions. Capitalized terms used in this Amendment not otherwise defined herein shall have the same meaning as set forth in the Employment Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed and Executive has hereunto set Executive’s hand, as of the day and year first above written.

ACADIA MANAGEMENT COMPANY, INC.

By: ____________________

Debra K. Osteen

Chief Executive Officer

EXECUTIVE

____________________

Brian Farley